Exhibit 99.1

Kona Grill Announces Preliminary Fourth Quarter and Full Year 2016 Restaurant Sales

SCOTTSDALE, AZ – January 10, 2017 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, today announced preliminary restaurant sales for the fourth quarter and full year ended December 31, 2016.

For the fourth quarter 2016, restaurant sales increased 14.5% to $43.6 million, compared to $38.1 million for the same quarter last year. Same-store sales decreased 4.1% compared to an increase of 3.2% in the fourth quarter of 2015.

For 2016, restaurant sales increased 18.5% to $169.5 million, compared to $143.0 million for the previous year. The increase was driven by sales contributions from eight restaurant openings, including three in the fourth quarter, incremental sales from six non comparable restaurants opened in the previous year and same-store sales growth of 0.5% compared to an increase of 2.0% in 2015. The Company has now generated positive same-store sales in each of the last six years.

Berke Bakay, President and CEO of Kona Grill, commented, “Similar to many of our restaurant peers, same-store sales for the fourth quarter were weaker than we had anticipated as we too did not experience a post-election day sales bounce. Weak retail traffic, inclement weather and an influx of new competition as well as continued weakness in oil-impacted markets contributed to the soft sales. In addition, we cycled over our most difficult quarterly comparison of 2016 which made achieving positive same-store sales even more challenging.”

“We completed our 2016 development plans during the fourth quarter with openings in Huntsville, Alabama; Winter Park, Florida and San Antonio, Texas. For the full year, we added eight restaurants representing over 20% annual unit growth,” he continued.

“In 2017, our priorities are limiting development to three restaurant openings so that we can better digest our recent high growth and ramp up four-wall margins across the entire system, dramatically lowering our capital expenditures for increased financial flexibility, and making effective use of our upsized credit facility for the benefit of all shareholders, including acting opportunistically upon our $5 million stock repurchase plan,” he concluded.

ICR Conference Participation

Berke Bakay, President and CEO, and Christi Hing, CFO, will be presenting at the 2017 ICR Conference at the JW Marriott Orlando Grande Lakes in Orlando, FL on Tuesday, January 10, 2017 at 10:00 am Eastern Time. Investors and interested parties may view the investor presentation by visiting the investor relations section within the Company’s website at www.konagrill.com.

About Kona Grill

Kona Grill features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere. Kona Grill owns and operates 45 restaurants, guided by a passion for quality food and exceptional service. Restaurants are located in 23 states and Puerto Rico: Alabama (Huntsville); Arizona (Chandler, Gilbert, Phoenix, Scottsdale); California (Irvine); Colorado (Denver); Connecticut (Stamford); Florida (Miami, Tampa, Sarasota, Winter Park); Georgia (Alpharetta); Hawaii (Honolulu); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Idaho (Boise); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie, Minnetonka); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas(2)); Ohio (Cincinnati, Columbus); Puerto Rico (San Juan); Tennessee (Franklin); Texas (Austin, Dallas, El Paso, Friendswood, Fort Worth, Houston, Plano, San Antonio(2), The Woodlands); Virginia (Arlington, Fairfax, Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends, projected earnings, expenses, and capital expenditures, expectations of new store openings and availability of capital. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com